Exhibit 99.1

Contact:

Stephen B. Hughes, Chairman and CEO

Boulder Specialty Brands, Inc.

(303) 682-1982

FOR IMMEDIATE RELEASE

BOULDER SPECIALTY BRANDS, INC.

ANNOUNCES SEPARATE TRADING OF COMMON STOCK AND WARRANTS

LONGMONT, COLORADO, January 18, 2006 — Boulder Specialty Brands, Inc. (the “Company”) (OTCBB Symbol: BDSBU) today announced that commencing on January 23, 2006, the holders of the Company’s units may separately trade the common stock and warrants included in the Company’s units. The units will continue to trade on the OTC Bulletin Board under the symbol BDSBU, and each of the common stock and warrants will trade on the OTC Bulletin Board under the symbols BDSB and BDSBW, respectively.

Boulder Specialty Brands, Inc. is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other business combination with one or more operating businesses in the food or beverage industries.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of the Company to satisfy the conditions to complete the business combination and those other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements.